Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470, 333-35462, 333-31668, 333-89887, 333-89889, 333-91558, 333-83502, 333-116452, 333-126114, 333-139408, 333-139255, 333-141854, 333-142399, 333-155423, 333-159340 and 333-174577) of Akamai Technologies, Inc. of our report dated February 29, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 29, 2012